UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934
December 13, 2007
Date of Report (Date of earliest event reported)
LOCAL.COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50989	33-0849123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Technology Drive, Building G
Irvine, California 92618
(Address of principal executive offices)
(949) 784-0800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.
On December 13, 2007, the Nominating, Compensation and Governance Committee (the “Committee”) of the Board of Directors of Local.com Corporation (the “Registrant”) amended the employment agreements for Messrs. Heath B. Clarke, Chief Executive Officer, Stanley B. Crair, President and Chief Operating Officer, and Douglas S. Norman, Chief Financial Officer. The Committee approved the following annual base salaries effective January 1, 2008:

Heath B. Clarke	$270,000
Stanley B. Crair	$230,000
Douglas S. Norman	$195,000
If the Registrant achieves positive cash flow provided by operations for two consecutive months, the Committee approved the following annual base salaries:

Heath B. Clarke	$300,000
Stanley B. Crair	$260,000
Douglas S. Norman	$200,000
The Committee approved the following cash bonus targets based on annual salary:

Heath B. Clarke	60%
Stanley B. Crair	50%
Douglas S. Norman	40%
In addition, the Committee approved the grants of options to purchase shares of the Registrant’s common stock as follows:

		Exercise	Number of	Vesting
	Grant Date	Price	Shares	Schedule

Heath B. Clarke	11/13/2007	$4.74	67,500	(3)
	11/13/2007	$4.74	67,500	(4)
	(1)	(2)	67,500	(5)

Stanley B. Crair	11/13/2007	$4.74	48,750	(3)
	11/13/2007	$4.74	48,750	(4)
	(1)	(2)	48,750	(5)

Douglas S. Norman	11/13/2007	$4.74	30,000	(3)
	11/13/2007	$4.74	30,000	(4)
	(1)	(2)	30,000	(5)

(1)	To be granted upon stockholder approval of a new Equity Incentive Plan

(2)	Exercise price to be determined by the closing price of the Registrant’s common stock on the date of grant.

(3)	33.33% vests on the first anniversary of the grant date and quarterly thereafter over the following two years.

(4)	33.33% vests on the second anniversary of the grant date and quarterly thereafter over the following two years.

(5)	33.33% vests on the third anniversary of the grant date and quarterly thereafter over the following two years.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL.COM CORPORATION
Date: December 17, 2007	By:	/s/ Douglas S. Norman
Douglas S. Norman
Chief Financial Officer and Secretary